As filed with the Securities and Exchange Commission on May 20, 2009

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	48-0948788
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

10990 Roe Avenue

Overland Park, Kansas 66211

(913) 696-6100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel J. Churay

Executive Vice President, General Counsel and Secretary

10990 Roe Avenue

Overland Park, Kansas 66211

(913) 696-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Dennis M. Myers, P.C.

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

(312) 862-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (4)
Common Stock, $1.00 par value per share
Preferred Stock, $1.00 par value per share
Warrants
Total			$200,000,000	$11,160

(1)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock and such indeterminate number of warrants as shall have an aggregate initial offering price not to exceed $200,000,000. The securities registered also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities.
(2)	The proposed maximum offering price will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(3)	Estimated solely for the purpose of determining the registration fee. The aggregate public offering price of all securities registered hereby will not exceed $200,000,000.
(4)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price.

The registrant hereby amends this Registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus Dated May 20, 2009 (Subject to Completion)

YRC Worldwide Inc.

Common Stock

Preferred Stock

Warrants

We may offer and sell up to an aggregate of $200,000,000 of our common stock, preferred stock, and warrants described in this prospectus in one or more offerings from time to time and at prices and on terms to be determined at or prior to the time of the applicable offering. We may offer and sell these securities to or through one or more underwriters, dealers, and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes the general terms of these securities. The specific terms of the securities and the specific manner in which we will offer and sell them will be contained in a prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The applicable prospectus supplement, any related free writing prospectus, as well as any documents incorporated by reference, may also add, update or change information contained in this prospectus.

Investment in any securities offered by this prospectus involves risk. See “Risk Factors” beginning on page 4 of this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission and in the applicable prospectus supplement.

We encourage you to carefully review and consider this prospectus, the applicable prospectus supplement, any related free writing prospectus, as well as any documents incorporated by reference, before investing in our securities. We also encourage you to read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information on us and for our financial statements.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “YRCW.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock, preferred stock and/or warrants to purchase any of such securities, either individually or in units, in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information”, before buying any of the securities being offered.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information”.

The terms “the Company,” “we,” “us,” and “our” as used in this prospectus refer to YRC Worldwide Inc. and its subsidiaries unless the context otherwise requires. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities to be offered subsequently by any prospectus supplement to this prospectus and any related free writing prospectus. This prospectus, which is included in the registration statement, does not contain all of the information in the registration statement. For further information regarding us and our securities, please see the registration statement and our other filings with the SEC, including our annual, quarterly, and current reports and proxy statements, which you may read and copy at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “YRCW.”

Our SEC filings are also available to the public on the SEC’s internet website at http://www.sec.gov and on our website at http://www.yrcw.com. Information contained on our Internet website is not a part of this prospectus, any prospectus supplement or any related free writing prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus or any prospectus supplement or free writing prospectus by referring you to those documents. The information incorporated by reference is considered part of this prospectus and any applicable prospectus supplement and later information that we file with the SEC will automatically update and may supersede this information and any information in any prospectus supplement and any related free writing prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the applicable offering under this prospectus and any prospectus supplement is terminated, other than information furnished to the SEC under Item 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Exchange Act and is not incorporated in this prospectus or any prospectus supplement:

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (including the applicable sections of our Notice of Annual Meeting and Proxy Statement incorporated by reference therein that we filed with the SEC on April 1, 2009).

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009.

•	Our Current Reports on Form 8-K filed with the SEC in 2009 on the following dates: January 6, 14, 22 and 30; February 13 and 20; March 11; April 3 and 20; and May 14.

•	The description of our common stock, $1.00 par value per share, contained in our Registration Statement on Form 10 filed pursuant to Section 12 of the Exchange Act, Commission File No. 0-12255.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference). Requests for such copies should be directed to:

Corporate Secretary

YRC Worldwide Inc.

10990 Roe Avenue

Overland Park, Kansas 66211

(913) 696-6100

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and any related free writing prospectus includes or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include those preceded by, followed by or including the words “should”, “could”, “may”, “expect”, “believe”, “estimate” or similar expressions. Our actual results could differ materially from those projected by these forward-looking statements due to a number of factors, including (without limitation), inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which we base our fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing of rail service, ability to capture cost reductions, including (without limitation) those cost reduction opportunities arising from the integration of our Yellow Transportation and Roadway networks, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, and labor relations, including (without limitation), the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction, and the risk factors that are from time to time included in our reports filed with the SEC.

Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct.

Many of the factors set forth above are described in greater detail in our filings with the SEC and any accompanying prospectus supplement or free writing prospectus, including those described under “Risk Factors”. All forward-looking statements included in this prospectus and any applicable prospectus supplement or free writing prospectus are expressly qualified in their entirety by the foregoing cautionary statements. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. Except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement was made or to reflect the occurrence of unanticipated events.

YRC WORLDWIDE INC.

YRC Worldwide Inc., one of the largest transportation service providers in the world, is a holding company that through wholly owned operating subsidiaries offers its customers a wide range of transportation services. These services include global, national and regional transportation as well as logistics. Our operating subsidiaries include the following:

•

YRC National Transportation (“National Transportation”) is the reporting unit for our transportation service providers focused on business opportunities in regional, national and international services. This unit includes our less-than- truckload (“LTL”) subsidiary YRC Inc., which was formed through the March 2009 integration of our former Yellow Transportation and Roadway networks. National Transportation provides for the movement of industrial, commercial and retail goods, primarily through regionalized and centralized management and customer facing organizations. National Transportation also includes YRC Reimer, a subsidiary located in Canada that specializes in shipments into, across and out of Canada. Approximately 38% of National Transportation shipments are completed in two days or less. In addition to the United States and Canada, National Transportation also serves parts of Mexico, Puerto Rico and Guam.

•

YRC Regional Transportation (“Regional Transportation”) is the reporting unit for our transportation service providers focused on business opportunities in the regional and next-day delivery markets. Regional Transportation is comprised of New Penn Motor Express, Holland and Reddaway. These companies each provide regional, next-day ground services in their respective regions through a network of facilities located across the United States, Canada, Mexico and Puerto Rico. Approximately 92% of Regional Transportation LTL shipments are completed in two days or less.

•

YRC Logistics plans and coordinates the movement of goods worldwide to provide customers a single source for logistics management solutions. YRC Logistics delivers a wide range of global logistics management services, with the ability to provide customers improved return-on-investment results through logistics services and technology management solutions.

•	YRC Truckload reflects the results of Glen Moore, a provider of truckload services throughout the U.S.

YRC Worldwide Inc. was incorporated in Delaware in 1983 and we are headquartered in Overland Park, Kansas and employed approximately 53,000 people as of March 31, 2009. The mailing address of our headquarters is 10990 Roe Avenue, Overland Park, Kansas 66211, and our telephone number is (913) 696-6100. Our Internet website is www.yrcw.com. Through the “SEC Filings” link on our website, we make available the following filings as soon as reasonably practicable after they are electronically filed with or furnished to the SEC: our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. All of these filings may be viewed or printed from our Internet website free of charge.

RISK FACTORS

An investment in our securities involves risks. We urge you to carefully consider all of the information contained in this prospectus, any prospectus supplement and any related free writing prospectus and other information which may be incorporated by reference in this prospectus or any prospectus supplement as provided under “Incorporation by Reference,” including (without limitation) the Risk Factors set out in Item 1A of our Annual Report on Form 10-K and the risk factors that are from time to time included in our other reports filed with the SEC. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Forward-Looking Statements” above. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including (without limitation) the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus, any prospectus supplement or any related free writing prospectus. If any of these risks occur, our business, financial condition, or results of operation could be adversely affected.

USE OF PROCEEDS

Unless we inform you otherwise in an applicable prospectus supplement or free writing prospectus, we will use the net proceeds (after the payment of offering expenses and underwriting discounts and commissions, if any) from the sale of the offered securities for general corporate purposes, which may include:

•	capital expenditures;

•	working capital;

•	acquisitions;

•	repayment or refinancing of indebtedness;

•	investments in our subsidiaries; or

•	repurchasing or redeeming our securities.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

We have computed the ratio of earnings to fixed charges for each of the following periods on a consolidated basis. You should read the following ratios in conjunction with our consolidated financial statements and the notes to those financial statements that are incorporated by reference in this prospectus. There were no preference securities outstanding for the following periods. Therefore, the ratios of earnings to combined fixed charges and preference dividends are identical to the ratios of earnings to fixed charges.

	Fiscal Year Ended December 31,					Three Months Ended
	2004	2005	2006	2007(2)	2008(2)	March 31, 2009(2)
Ratio of Earnings to Fixed Charges(1)	6.1x	6.9x	5.3x	(5.2x)	(10.6x)	(9.0x)

(1)	The ratio of earnings to fixed charges is computed by dividing the sum of earnings before provision for taxes on income, income or loss from equity investees and fixed charges by fixed charges. Fixed charges represent interest expense, amortization of debt premium, discount, and capitalized expenses, and an appropriate interest factor for operating leases.
(2)	The deficiency in earnings necessary to achieve a 1.0x ratio was $653.4 million for the year ended December 31, 2007, $1,145.7 million for the year ended December 31, 2008 and $415.1 million for the three months ended March 31, 2009.

DESCRIPTION OF CAPITAL STOCK

Preferred Stock

The following is a description of general terms and provisions of our preferred stock. The particular terms of any series of preferred stock will be described in the applicable prospectus supplement or any related free writing prospectus. All of the terms of the preferred stock are, or will be, contained in our certificate of incorporation and any resolutions which may be adopted by our board of directors relating to any series of the preferred stock, which will be filed with the SEC at or before the time we issue a series of the preferred stock.

We are authorized to issue up to 5,000,000 shares of preferred stock, $1.00 par value per share. As of the date of this prospectus, we have no shares of preferred stock outstanding. Subject to limitations prescribed by law, the board of directors is authorized at any time to:

•	issue one or more series of preferred stock;

•	determine the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock; and

•	determine the number of shares in any series.

The board of directors is authorized to determine, and the applicable prospectus supplement or any related free writing prospectus will set forth, the terms with respect to the series of preferred stock being offered, which may include (without limitation) the following:

•	whether dividends on that series of preferred stock will be cumulative, noncumulative, or partially cumulative;

•	the dividend rate or method for determining the rate;

•	the liquidation preference per share of that series of preferred stock, if any;

•	the conversion provisions applicable to that series of preferred stock, if any;

•	any redemption or sinking fund provisions applicable to that series of preferred stock;

•	the voting rights of that series of preferred stock, if any; and

•	the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

The preferred stock, when issued, will be fully paid and nonassessable.

Common Stock

The following is a general description of the terms and provisions of our common stock. All of the terms of our common stock are set forth in our certificate of incorporation, which has been filed with the SEC and incorporated herein by reference. See “Where You Can Find More Information.”

General. Our certificate of incorporation authorizes the issuance of up to 120,000,000 shares of common stock, $1.00 par value per share. As of March 31, 2009, there were 62,512,553 shares of common stock issued, which included 59,433,405 outstanding shares and 3,079,148 treasury shares.

Voting Rights. Holders of shares of our common stock are entitled to one vote per share with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote.

Dividends. Subject to the preferences applicable to outstanding shares of preferred stock (if any), the holders of shares of common stock are entitled to receive ratably any dividends declared by our board of directors out of the funds legally available for that purpose.

Liquidation. In the event of liquidation, holders of shares of common stock will be entitled to receive any assets remaining after the payment of our debts and the expenses of liquidation, subject to the preferences applicable to outstanding shares of preferred stock (if any).

Other. The holders of shares of common stock have no pre-emptive, subscription, or conversion rights. All issued and outstanding shares of common stock are validly issued, fully paid, and nonassessable and any shares of common stock to be issued pursuant to this prospectus will be fully paid and nonassessable.

Transfer Agent. The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Delaware Anti-Takeover Law

We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law. Under Section 203, certain “business combinations” between a Delaware corporation and an “interested stockholder” are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless:

•

the business combination or the transaction which resulted in the stockholder becoming an interested stockholder was approved by the board of directors of the corporation before such stockholder became an interested stockholder;

•

upon consummation of the transaction that resulted in such stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (a) by directors who are also officers and (b) by employee stock plans in which the employees do not have a confidential right to tender stock held by the plan in a tender or exchange offer; or

•

the business combination is approved by the board of directors of the corporation and authorized at a meeting by two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

The three-year prohibition also does not apply to some business combinations proposed by an interested stockholder following the announcement or notification of an extraordinary transaction involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors.

Under the Delaware General Corporation Law, the term “business combination” is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries, and transactions that increase an interested stockholder’s percentage ownership of stock. The term “interested stockholder” is defined generally as those stockholders who become beneficial owners of 15% or more of a Delaware corporation’s voting stock, together with the affiliates or associates of that stockholder.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws

In addition, our certificate of incorporation provides that certain “business combinations” require an affirmative vote of holders of at least 80% of the voting power of the then outstanding capital stock entitled to vote generally in the election of directors.

Our certificate of incorporation also contains restrictions on such business combinations by requiring the approval of a majority of continuing directors, as well as by requiring that certain fair price provisions be satisfied. Continuing directors are directors (a) serving as directors prior to June 1, 1983, (b) serving as directors before the substantial stockholder acquired 10% of the then outstanding voting shares or (c) designated as continuing directors by a majority of the then continuing directors prior to the directors’ election. Fair price provisions in our certificate of incorporation mandate that the amount of cash and the fair market value of other consideration to be received per share by holders of common stock not fall below certain ratios.

The term “business combination” is defined in our certificate of incorporation generally to include any merger or consolidation of our company or any subsidiary with or into any substantial stockholder or any other corporation, whether or not itself a substantial stockholder which, after such merger or consolidation, would be an affiliate of a substantial stockholder, transactions with a substantial stockholder involving assets or stock of our company or any majority-owned subsidiary with an aggregate fair market value of $5,000,000 or more, and transactions that increase a substantial stockholder’s percentage ownership of our capital stock. A “substantial stockholder” is defined generally as any person who is or becomes the beneficial owner of not less than 10% of the voting shares, together with any affiliate of such stockholder. An “affiliate” has the meaning set forth in the rules under the Securities Exchange Act of 1934, as amended.

Our certificate of incorporation also provides that stockholders may act only at an annual or special meeting of stockholders and not by written consent. Our bylaws provide that special meetings of the stockholders can be called only by the Chairman of the Board, the Chief Executive Officer or a majority of our board of directors. These provisions could have the effect of delaying until the next annual stockholders meeting stockholder actions that are favored by the holders of a majority of the outstanding voting securities. These provisions may also discourage another person or entity from making an offer to stockholders for the common stock. This is because the person or entity making the offer, even if it acquired a majority of our outstanding voting securities, would be unable to call a special meeting of the stockholders and would be unable to obtain unanimous written consent of the stockholders. As a result, any meeting as to matters they endorse, including the election of new directors or the appraisal of a merger, would have to wait for the next duly called stockholders meeting.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any of the preferred stock or common stock offered by a prospectus supplement or any related free writing prospectus, and may be attached to or separate from those offered securities. Each series of warrants will be issued under separate warrant agreements to be entered into between us and a bank or trust company, as warrant agent (the “Warrant Agent”), all as further set forth in the prospectus supplement or any related free writing prospectus relating to the particular issue of warrants. The Warrant Agent will act solely as our agent in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. A copy of the form of warrant agreement, including the form of warrant certificate representing a series of warrants, will be filed with the SEC in connection with the offering of a particular series of warrants.

The prospectus supplement or any related free writing prospectus relating to a particular issue of warrants to purchase preferred stock or common stock will describe the terms of those warrants, which may include (without limitation) the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the offering price for the warrants, if any, and the currency or currency units in which the offering price and the exercise price are payable;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any preferred stock or common stock issued with the warrants will be separately transferable;

•

the number of shares of preferred stock or common stock that may be purchased upon exercise of a warrant and the price at which the shares of preferred stock or common stock may be purchased upon exercise;

•	antidilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants.

PLAN OF DISTRIBUTION

We may use this prospectus, any accompanying prospectus supplement and any related free writing prospectus to sell our securities from time to time as follows:

•	directly to purchasers;

•	through agents;

•	through underwriters;

•	through dealers;

•	through a combination of these methods; and

•	through any other method permitted by applicable law.

We, or agents designated by us, may directly solicit, from time to time, offers to purchase our securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. We will name the agents involved in the offer or sale of our securities and describe any commissions payable by us to these agents in the applicable prospectus supplement or any related free writing prospectus. Unless otherwise indicated in the applicable prospectus supplement or any related free writing prospectus, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements, which may be entered into with us, to indemnification by us against specific civil liabilities, including liabilities under the Securities Act. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

If we utilize any underwriters in the sale of our securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the applicable prospectus supplement or any related free writing prospectus, which will be used by the underwriters to make resales of our securities in respect of which this prospectus is delivered to the public. Only underwriters named in the prospectus supplement or any related free writing prospectus are deemed to be underwriters in connection with the securities offered by that prospectus supplement and related free writing prospectus. If underwriters are used in any sale of the securities, those securities will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The obligations of the underwriters to purchase any securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if any such securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We may indemnify the underwriters under the relevant underwriting agreement against specific liabilities, including liabilities under the Securities Act. The underwriters may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

If we utilize a dealer in the sale of our securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. We may indemnify the dealers against specific liabilities, including liabilities under the Securities Act. The dealers may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement and any related free writing prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain, or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement or any related free writing prospectus relating to the transaction.

The place and time of delivery for our securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement or any related free writing prospectus.

LEGAL MATTERS

In connection with particular offerings of our securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois, and for any agents, underwriters, or dealers by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and schedule of the Company as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2007 consolidated statements refers to the adoption of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses (other than underwriting discounts and commissions) to be incurred by the Company in connection with the issuance and distribution of the securities registered under this registration statement.

SEC registration fee		$11,160
Printing expenses	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous expenses	$	*

Total		$11,160

*	Estimated expenses are not presently known.

Item 15.	Indemnification of Directors and Officers.

The Certificate of Incorporation of the Company provides that the Company’s directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (the “DGCL”), or (iv) for any transaction from which the director derived an improper personal benefit.

The Bylaws of the Company and DGCL Section 145 together provide that the Company may indemnify its present or former directors and officers, as well as other employees and individuals (each an “Indemnified Party”, and collectively, “Indemnified Parties”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than in connection with actions by or in the right of the Company (a “derivative action”), if an Indemnified Party acted in good faith and in a manner such Indemnified Party reasonably believed to be in or not opposed to the Company’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that the Company may only indemnify an Indemnified Party for expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such derivative action. Additionally, in the context of a derivative action, DGCL Section 145 requires a court approval before there can be any indemnification where an Indemnified Party has been found liable to the Company. The statute provides that it is not exclusive of other indemnification arrangements that may be granted pursuant to a corporation’s charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise. The Certificate of Incorporation and Bylaws of the Company also provide that if the DGCL is amended to permit further elimination or limitation of the personal liability of the directors, then the liability of the Company’s directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

In the Agreement and Plan of Merger among the Company (formerly, Yellow Corporation), Yankee LLC, a wholly owned subsidiary of the Company (“Sub”), and Roadway Corporation (“Roadway”), dated as of July 8, 2003, pursuant to which Roadway merged with and into Sub, effective December 11, 2003, with Sub as the surviving company (the “Roadway Merger”), the Company agreed to indemnify the former officers and directors of Roadway from liabilities arising out of actions or omissions in their capacity as such prior to the effective time of the Roadway Merger, and advance reasonable litigation expenses incurred in connection with such actions or omissions, to the full extent permitted under Roadway’s certificate of incorporation and bylaws. Further, for a period of six years after the effective time of the Roadway Merger, the Company will provide Roadway’s former officers and directors with an insurance and indemnification policy that provides coverage for acts or omissions through the effective time of the Roadway Merger; provided that the maximum aggregate amount of premiums that the Company will be required to pay to provide and maintain this coverage does not exceed $3,944,400 per year.

The Company maintains directors’ and officers’ liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer, excluding certain maters including fraudulent, dishonest or criminal acts or self-dealing. The Company also maintains an employed lawyers’ insurance policy for employees (including officers) that are licensed to practice law (“counsel”).

The Company has entered into indemnification agreements with certain of its directors, officers, and counsel. Under the indemnification agreements, the Company agreed to indemnify each indemnified party, subject to certain limitations, to the maximum extent permitted by Delaware law against all litigation costs, including attorneys fees and expenses, and losses, in connection with any proceeding to which the indemnified party is a party, or is threatened to be made a party, by reason of the fact that the indemnified party is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee or agent of another entity related to the business of the Company. The indemnification agreements also provide (i) for the advancement of expenses by the Company, subject to certain conditions, (ii) a procedure for determining an indemnified party’s entitlement to indemnification and (iii) for certain remedies for the indemnified party. In addition, the indemnification agreements require the Company to cover the indemnified party under any directors’ and officers’ insurance policy or, with respect to counsel, under any employed lawyers insurance policy, maintained by the Company.

Item 16.	Exhibits.

See the Exhibit Index on page II-6, which Exhibit Index is incorporated into this registration statement by reference.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that: paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on May 20, 2009.

YRC Worldwide Inc.

By:	/s/ Timothy A. Wicks
Timothy A. Wicks
Executive Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy A. Wicks, Daniel J. Churay, and Paul F. Liljegren or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 20th day of May, 2009.

Signature	Title

/s/ William D. Zollars	Chairman of the Board of Directors, President, and Chief Executive Officer (principal executive officer)
William D. Zollars

/s/ Timothy A. Wicks	Executive Vice President and Chief Financial Officer (principal financial officer)
Timothy A. Wicks

/s/ Paul F. Liljegren	Vice President, Controller, and Chief Accounting Officer (principal accounting officer)
Paul F. Liljegren

/s/ Michael T. Byrnes	Director
Michael T. Byrnes

/s/ Cassandra C. Carr	Director
Cassandra C. Carr

/s/ Howard M. Dean	Director
Howard M. Dean

/s/ Dennis E. Foster	Director
Dennis E. Foster

Director
Phillip J. Meek

Director
Mark A. Schulz

/s/ William L. Trubeck	Director
William L. Trubeck

/s/ Carl W. Vogt	Director
Carl W. Vogt

EXHIBIT INDEX

Exhibit No.		Description
1.1*	—	Form of Underwriting Agreement.

4.1	—	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Annual Report on Form 10-K for the year ended December 31, 2002, File No. 000-12255), as amended by Certificate of Amendment to the Certificate of Incorporation (incorporated by reference to Exhibit 4.2 to Registration Statement on Form S-8, filed on December 23, 2003, File No. 333-111499), and Certificate of Ownership and Merger (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K, filed on January 3, 2006, File No. 000-12255).

4.2	—	Bylaws of the Company, as amended through May 14, 2009 (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K, filed on May 14, 2009, File No. 000-12255).

4.3*	—	Form of Certificate of Designations of preferred stock.

4.4*	—	Form of Warrant Agreement.

4.5*	—	Form of Warrant Certificate.

5.1	—	Opinion of Kirkland & Ellis LLP.

12.1	—	Statement regarding computation of ratio of earnings to combined fixed charges and preference dividends.

23.1	—	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	—	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

24.1	—	Powers of Attorney (included in signature pages).

*	To be filed, if necessary, by amendment or pursuant to a Current Report on Form 8-K